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                                                                     EXHIBIT 4.4

                  SPECIAL WARRANT INDENTURE AMENDMENT AGREEMENT

This Agreement dated for reference January 6, 2003 is

BETWEEN:

                  IVANHOE MINES LTD., a company incorporated under the laws of the Yukon Territory

                                                                 (the "Company")

AND

                  CIBC MELLON TRUST COMPANY, a Trust Company incorporated under the laws of Canada and having an office in the City of Vancouver

                                                           (the "Warrant Agent")

RECITALS:

A. The Company and the Warrant Agent entered into a Special Warrant Indenture (the "Special Warrant Indenture") dated as of December 12, 2002 in respect of 20,000,000 special warrants exercisable into common shares in the capital of the Company.

B. The parties have agreed to amend the Special Warrant Indenture in accordance with the terms set forth below.

AGREEMENTS:

For good and valuable consideration and receipt of which is hereby acknowledged, the parties agree as follows:

1. The definition of "Qualification Date" in section 1.1(v) of the Special Warrant Indenture is deleted in its entirety and replaced as follows:

         "Qualification Date" means the date which is the later of (i) the date on which a receipt has been issued by the British Columbia Securities Commission and, in respect of subscribers for Special Warrants that are resident in the Province of Ontario only, the Ontario Securities Commission for the Final Prospectus qualifying the Common Shares issuable upon exercise of the Special Warrants; and (ii) the date on which an Australian Prospectus is lodged with ASIC in relation to the Shares;

2. The definition of "Qualifying Province" in section 1.1(x) of the Special Warrant Indenture is deleted in its entirety and replaced as follows:

         "Qualifying Provinces" means the Province of British Columbia and the Province of Ontario;

3. Page two of Schedule A to the Special Warrant Indenture is deleted in its entirety and replaced with the page attached as Schedule A to this Agreement.

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4.       All references in the Special Warrant Indenture to "Qualifying
         Province" will be deemed to refer to "Qualifying Provinces".

5. This Agreement will be governed by and construed in accordance with the laws of British Columbia and the federal laws of Canada applicable thereto.

6. This Agreement may be executed in one or more counterparts, each of which so executed shall be deemed to be an original and such counterparts together shall constitute one and the same instrument.

7. This Agreement shall benefit and bind the parties to it in respect to its successors and assigns.

IN WITNESS WHEREOF the parties have executed this Agreement as of the 17th day of January, 2003.

                                             IVANHOE MINES LTD.

                                               Per:_____________________________
                                                     Authorized Signatory

                                             CIBC MELLON TRUST COMPANY

                                               Per:_____________________________
                                                     Authorized Signatory

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                                   SCHEDULE A

                               IVANHOE MINES LTD.

                                ARBN 075 217 097
                                 (the "Company")

THE SPECIAL WARRANTS REPRESENTED BY THIS CERTIFICATE WILL EXPIRE AS OF 5:00 P.M., VANCOUVER TIME, ON THE FIFTH (5TH) BUSINESS DAY FOLLOWING THE EARLIER OF:

         1. THE LATER OF (I) THE DAY UPON WHICH A RECEIPT (OR A COPY THEREOF) FOR A FINAL PROSPECTUS IN RESPECT OF THE COMMON SHARES ISSUABLE UPON EXERCISE OF THE SPECIAL WARRANTS IS ISSUED BY THE BRITISH COLUMBIA SECURITIES COMMISSION [FOR ONTARIO SUBSCRIBERS ONLY: AND THE ONTARIO SECURITIES COMMISSION]; AND (II) THE DATE ON WHICH A PROSPECTUS UNDER CHAPTER 6D OF THE CORPORATIONS ACT 2001 (AUSTRALIA) IS LODGED WITH THE AUSTRALIAN SECURITIES AND INVESTMENT COMMISSION IN RELATION TO THE COMMON SHARES ISSUABLE UPON EXERCISE OF THE SPECIAL WARRANTS; AND

         2.       -, 2003

(THE "EXPIRY DATE"), UNLESS SPECIFICALLY EXERCISED OR DEEMED EXERCISED IN THE MANNER HEREINAFTER DESCRIBED ON OR PRIOR TO THE EXPIRY DATE.